EXHIBIT 99.1

Joint Filing Agreement

By this Agreement, the undersigned agree that this Statement on Schedule 13D being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the Class A Common Stock of Noodles & Company is being filed on behalf of each of us.

Dated: February 9, 2017

J. Michael Chu

By:	/s/ J. Michael Chu

Scott A. Dahnke

By:	/s/ Scott A. Dahnke

CP6 Management, L.L.C.

By:	/s/ Scott A. Dahnke
	Name:	Scott A. Dahnke
	Title:	Authorized Person

Catterton—Noodles, LLC

By:	/s/ Scott A. Dahnke
	Name:	Scott A. Dahnke
	Title:	Authorized Person